Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Streamline Health Solutions, Inc. (the “Company”) pertaining to the registration of the 2024 Omnibus Incentive Compensation Plan, of our report dated April 30, 2024, with respect to the consolidated financial statements of the Company, included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2024.

/s/ Forvis Mazars, LLP

Atlanta, Georgia
June 24, 2024